Exhibit 99.1

NEWS ANNOUNCEMENT	For Immediate Release

NEXSTAR BROADCASTING GROUP REPORTS RECORD SETTING

THIRD QUARTER OPERATING RESULTS

- Third Quarter Net Revenue up 16.3% -

Irving, TX – November 8, 2006 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported third quarter financial results for the period ended September 30, 2006.

Summary 2006 Third Quarter Highlights:

Net revenue for the quarter ended September 30, 2006 grew 16.3% to $63.6 million from $54.7 million in the third quarter of 2005. Income from operations for the three months ended September 30, 2006 grew more than three-fold and totaled $9.8 million compared with $3.2 million in the quarter ended September 30, 2005. The Company recorded a basic and diluted net loss per share of $0.14 for the three months ended September 30, 2006 compared with a basic and diluted net loss per share of $0.31 in the third quarter of 2005. During the third quarter 2006, the Company incurred $0.4 million of non-cash employee stock option expense pursuant to its adoption of SFAS No. 123(R) on January 1, 2006. The Company did not incur any employee stock option expense in the third quarter of 2005.

Broadcast cash flow rose 42.9% to $24.0 million in the third quarter of 2006 compared with $16.8 million in the third quarter of 2005. EBITDA totaled $20.8 million for the third quarter of 2006, a 45.4% increase over the third quarter of 2005, while free cash flow rose to $3.6 million in third quarter of 2006, a $1.2 million increase compared with the third quarter of 2005. “Broadcast cash flow”, “EBITDA” and “Free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

Third quarter 2006 political advertising revenue was approximately $6.3 million, compared to approximately $0.2 million in the third quarter of 2005. Excluding political advertising, gross local and national advertising revenue for the 2006 third quarter increased by 5.7% compared with the same period in the prior year.

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 2

CEO Comment

Perry A. Sook, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s third quarter revenue growth of 16.3% demonstrates that we continue to outpace the industry. During the quarter we captured a significant share of the political advertising revenue in our markets, which reflects the strong appeal of our high quality local news programming. Importantly, new local direct billing totaled approximately $3.8 million during the quarter, a company record for this metric.

“Third quarter BCF, EBITDA and free cash flow increases of 43%, 45% and 50%, respectively, clearly highlight the significant leverage in our operating model, our ability to manage costs, and the value of geographic and network diversification. In addition, we continue to make progress in reducing outstanding debt. During the third quarter, the Company’s total leverage of outstanding debt to EBITDA at the operating company was reduced by more than a half a turn to 6.7x which compares very favorably to the leverage at December 31, 2005 of 8.3x. With continued strength projected in the 2006 fourth quarter, and reflecting announced transactions, Nexstar is on track to reduce operating company leverage to approximately 6.0 times at year-end.

“Nexstar’s emphasis on serving communities in its medium-sized markets has resulted in the development of strong local franchises well positioned to profitably compete for viewers and advertisers in both our core television business and our digital media platforms. Our highly rated local news programming combined with coverage of local events of interest such as sports will be important elements in our emerging digital media strategy. Our Internet businesses are expected to represent the next source of revenue diversification for Nexstar.”

Outstanding Debt

At September 30, 2006, the Company’s total debt was approximately $640.8 million and cash balances were $13.1 million. As defined per the Company’s credit agreement, consolidated total debt was $517.6 million at September 30, 2006, net of cash on hand, which resulted in a leverage ratio of 6.7x, compared to a permitted leverage covenant of 7.5x. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under the Company’s senior secured credit facilities. Covenants under the Company’s credit agreement exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $110.1 million as of September 30, 2006.

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 3

Total interest expense in the third quarter of 2006 was $13.2 million, compared to $11.4 million for the same period in 2005. The increase is primarily attributable to higher interest rates under the Company’s senior credit facilities, partially offset by a decrease in the amount of bank debt outstanding.

As of September 30, 2006 and 2005, total bank debt under Nexstar’s and Mission’s senior credit facilities was $333.0 million and $348.5 million, respectively. Cash interest for the third quarter of 2006 was $9.8 million, compared to $8.4 million for the same period in 2005. Cash interest excludes non-cash interest expense related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Pending Acquisition

On July 26, 2006, Nexstar announced it had entered into a definitive agreement to acquire substantially all of the assets of WTAJ-TV, the CBS affiliate serving the Johnstown/Altoona, Pennsylvania market for $56.0 million in cash from Television Station Group Holdings, LLC. The purchase price multiple is less than 8.5x the pro forma 2006 broadcast cash flow. The acquisition complements the Company’s current Pennsylvania television station cluster located in Wilkes Barre/Scranton and Erie. The transaction, which is subject to FCC consent, could close either in the fourth quarter of 2006 or in the first quarter of 2007.

Summary 2006 Fourth Quarter Outlook

Nexstar today issued the following outlook for the three-month period ending December 31, 2006:

2006 Fourth Quarter Estimates (in millions)	Three Months Ended December 31,		Approximate Change
	2006 Estimate	2005 Actual
Net Revenue	$71.0 - $74.0	$62.3	14.0% - 18.8%
Station Operating Expenses	$42.0 - $43.0	$40.9	2.7% - 5.1%
Corporate Overhead	$ 3.7 - $ 4.0	$3.7	0.0% - 8.1%

Net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, trade and barter revenue, and other sources of revenue, less agency commissions. The Company’s expectation for net revenue growth of 14.0% to 18.8% for the three months ending December 31, 2006 assumes political revenue of approximately $15 million. In the quarter ended December 31, 2005, the Company recorded gross political advertising revenue of $0.9 million. Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations. Corporate overhead in the quarter ending December 31, 2006 includes approximately $0.4 million of non-cash employee stock option expense. Prior to 2006, this expense was not included in the Company’s financials.

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 4

The Company’s financial outlook for the quarter ended December 31, 2006 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so. Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EST today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800/500-6404 (719/457-2735 for international callers); no access code is needed. A replay of the call will be available through November 12, 2006 by dialing 888/203-1112 (719/457-0820 for International callers) and entering access code (4421170).

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss on asset disposal, net minus broadcast rights payments.

EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 5

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 47 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX and MyNetworkTV, and reaches approximately 8.0% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Matthew E. Devine	Joseph Jaffoni, Ratula Roy
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 6

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Net revenue (2)	$63,588	$54,674	$187,975	$166,648

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	16,173	15,189	47,847	44,462
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	17,217	15,993	51,374	46,784
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	423	107	503	356
Trade and barter expense	4,304	4,378	13,306	14,313
Corporate expenses	3,163 (3)	2,466	10,132 (3)	7,979
Amortization of broadcast rights, excluding barter	2,082	2,668	6,065	7,649
Amortization of intangible assets	6,017	6,630	18,123	20,039
Depreciation	4,400	3,996	13,648	12,746

Total operating expenses	53,779	51,427	160,998	154,944

Income from operations	9,809	3,247	26,977	11,704
Interest expense, including amortization of debt financing costs	(13,189)	(11,364)	(38,330)	(35,332)
Loss on extinguishment of debt	—	—	—	(15,715)
Interest income	172	61	455	144
Other income (expenses), net	—	424	—	376

Loss before income taxes	(3,208)	(7,632)	(10,898)	(38,823)
Income tax expense	(733)	(1,255)	(2,698)	(3,800)

Net loss	$(3,941)	$(8,887)	$(13,596)	$(42,623)

Basic and diluted net loss per share	$(0.14)	$(0.31)	$(0.48)	$(1.50)
Basic and diluted weighted average number of shares outstanding	28,379	28,363	28,372	28,363

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.
(2)	Includes total cash retransmission consent compensation and retransmission advertising of approximately $3.5 million and $0.7 million for the three months ended September 30, 2006 and 2005, respectively, and $9.6 million and $1.8 million for the nine months ended September 30, 2006 and 2005, respectively.
(3)	Includes approximately $0.4 million and $1.2 million of non-cash employee stock option expense for the three and nine months ended September 30, 2006, respectively. There was no non-cash employee stock option expense incurred for the three and nine months ended September 30, 2005.

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Nexstar Broadcasting Group Q3 2006 Results, 11/8/06	page 7

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$9,809	$3,247	$26,977	$11,704
Add:
Depreciation	4,400	3,996	13,648	12,746
Amortization of intangible assets	6,017	6,630	18,123	20,039
Amortization of broadcast rights, excluding barter	2,082	2,668	6,065	7,649
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	423	107	503	356
Corporate expenses	3,163	2,466	10,132	7,979

Less:
Payments for broadcast rights	1,900	2,323	6,109	7,320

Broadcast cash flow	$23,994	$16,791	$69,339	$53,769

Less:
Corporate expenses	3,163	2,466	10,132	7,979

EBITDA	$20,831	$14,325	$59,207	$45,790

Nexstar Broadcasting Group, Inc. Reconciliation Between Actual Consolidated Statements of Operations and Free Cash Flow (Non-GAAP Measure) (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005(1)	2006	2005(1)
	(Unaudited)		(Unaudited)
Income from operations	$9,809	$3,247	$26,977	$11,704
Add:
Depreciation	4,400	3,996	13,648	12,746
Amortization of intangible assets	6,017	6,630	18,123	20,039
Amortization of broadcast rights, excluding barter	2,082	2,668	6,065	7,649
Loss on property held for sale	—	—	—	616
Loss on asset disposal, net	423	107	503	356
Non-cash stock option expense	434	—	1,259	—

Less:
Payments for broadcast rights	1,900	2,323	6,109	7,320
Cash interest expense	9,819	8,360	28,561	26,374
Capital expenditures	7,810	3,539	16,741	10,644
Cash income taxes, net of refunds	—	18	31	(108)

Free Cash Flow	$3,636	$2,408	$15,133	$8,880

(1)	Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

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